Exhibit 99.480

California Independent System Operator Scheduling and Balance of Business Systems Part 1: Business Protocols & Basic Functionality

Outline Electric Utility Industry Business Utility Industry Restructuring in California California Independent System Operator Scheduling & Balance of Business Systems

Electric Utility Business

California Utility Industry Before 1978

California Utility Industry - 1978 to 1998

California Utility Industry 1998 and Beyond

Market Participants In the New California Energy Market Energy suppliers Transmission Owner (TOs) Utility Distribution Companies (UDCs) Full Service Utility Customers (FSUC) Direct Access Customers (DAC) Independent System Operator (ISO) Power Exchange (PX) Scheduling Coordinators (SCs) Supply aggregators/marketers/brokers Retail aggregators/brokers/retailers Ancillary Services providers

California Utility Industry 1998 and Beyond Energy Flows

California Utility Industry 1998 and Beyond Market Information and Energy $ Flows

Principal Objectives of Restructuring in California Increase customer choice Preserve shareholder value Reduce energy costs for all customers Maintain reliable electricity system Do not allow cost-shifting Continue environmental and social benefits Explicitly provide for bilateral contracts Increase competition in providing electrical services

Major Events Leading to Restructuring in California PURPA 78 & EPAct92 CPUC Blue Book in 1994 FERC Orders 888 and 889 in 1996 California legislature AB 1890 in 1996 Teams representing energy market stakeholders designing business/technical protocols since 1995 - still ongoing Creation of the Trust of $250M Trustee and Trust Advisory Committee FERC filings of 3/31/97 Contract awarded to build the needed ISO components in 1997

Distinct features of California's Restructured Energy Market Explicit representation of bilateral transactions (SCs) Complete separation of market administration (PX) and system operation (ISO) Complete separation of markets for SCs Multiple commodities: Energy, Transmission & Congestion, Ancillary Services Multiple markets: Day-ahead, Hour-ahead, Real-time

California ISO: The Entity An independent not-for-profit company to: Facilitate energy market operation in California Ensure reliability of power system operation

Provide open and nondiscriminatory access to the grid Honor existing transmission contracts Make system data available to all market participants* Coordinate scheduling the energy and A/S supplies* Ensure reliable operation of the transmission system Ensure adequacy of real/reactive supplies: procure A/S Manage transmission congestion and TCCs Conduct "real-time" market for energy imbalance Determine zonal marginal prices for various markets Dispatch generation and transmission systems Settle/Bill for difference between "metered" deliveries and schedules and transmission related services California ISO: Responsibilities

California ISO: Interaction with Market Participants

California ISO: Interaction with Market Participants

California ISO: Principal Components Physical facilities: Folsom and Alhambra Communications System: WEnet Dispatch System: PMS and SCADA Scheduling System (SS): Schduling Infrastructure (SI) and Scheduling Applications (SA) Subsystems* Balance of Business System: Settlement, Billing & Credit (B&C) and Administrative Subsystems* Meter Data Acquisition System (MDAS) Information system

California ISO: Major Systems and Interfaces

Coordinate day-ahead and hour-ahead schedules of various market participants Conduct the real-time imbalance energy market Conduct the A/S market Settle for deviations from schedules Charge for transmission related fees Send out and collect (pay) for invoices (credits) Do administrative stuff California ISO: Scheduling and Balance of Business System

California ISO: Functionality of SS & BBS Coordinating Day-Ahead Market (New Timeline)

California ISO: Functionality of SS & BBS Coordinating Hour-Ahead Market and Coducting Real-time Market

California ISO: Functionality of SS & BBS Settling for Energy Delivery Deviation & Billing for Transmission/Admin Services

ISO Scheduling System Principal Functions Post public Market information Coordinate all day-ahead and hour-ahead energy schedules Accept and validate energy and A/S schedules Schedule all necessary ancillary services Assess impact of schedules on reliability of grid operation Make adjustments to schedules as necessary in response to grid reliability needs Consolidate schedules into final operating schedules Conduct the "real-time" imbalance energy market Dispatch supplemental energy & A/S resources in response to energy imbalance Principal components Scheduling Infrastructure Subsystem (SI) Scheduling Applications Subsystem (SA)

Support user interface and information publication Sole interface between the ISO and other Market Participants for scheduling and ancillary services Perform/support data collection, validation, storage (near-term and long-term), audit, consolidation, transfer and publication Publish Public Market Information Provide the Foundation of the ISO Scheduling Applications ISO Scheduling Infrastructure (SI)

ISO Scheduling Applications (SA) Assess whether there is balance between energy production and consumption Assess whether submitted schedules can be reliably accommodated by the transmission grid Adjust schedules as necessary in reponse to energy imbalance and transmission grid reliability needs Determine A/S requirements, schedules and prices via a competitive auction Determine dispatch for resources in response to real-time energy imbalance Consolidate schedules into final feasible operating schedule

ISO Balance of Business System Principal functions Settle for difference between "metered" energy deliveries and schedules Bill for settlement amounts, transmission charges, administration fees, Etc. Do administerative stuff Principal components Settlement Subsystem Billing and Credit Subsystem Administrative Subsystem

Basic Design of SS for Coordinating Day-Ahead Market

Basic Design of SS for Coordinating Day-Ahead Market

Basic Design of SS for Coordinating Hour-Ahead Market

Basic Design of SS for Conducting Real-time Markets

Basic Design of BBS for Settling for Energy & Billing for Transmission Services

Review Utility business Principles of in utility industry structure in California ISO as an entity and its functions Systems Scheduling and Balance of Business System Subsystems of ISO SS and BBS Basic design of ISO SS and BBS